Exhibit 99.1

PETER KIEWIT SONS’, INC.
HIGHLIGHTS OF ESTIMATED FINANCIAL RESULTS
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005

Estimated
2004 2005
($ in Millions Except Per Share Formula Price Amounts)

Revenue: $3,358 $3,624*

Net Income: $201 $205**

Year-End Formula Price Per Share***: $38.50 $46.25

*Revenue related to construction joint ventures is included on a pro rata basis.  If construction joint ventures that are required to be consolidated under the provisions of FASB Interpretation No. 46 (revised December 2003) had been consolidated, estimated 2005 revenue would be $4,067.

**Excludes one-time charge to net income of $10 million related to debenture conversions that do not impact formula value equity.

***The Corporation’s common stock is purchased and sold at a formula price determined in accordance with the Corporation’s Restated Certificate of Incorporation.

Safe Harbor Statement. The information contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect Peter Kiewit Sons’, Inc.’s current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks and uncertainties relating to the operations and business environments of Peter Kiewit Sons’, Inc. and its subsidiaries (collectively, the "corporation") that may cause the actual results of the corporation to differ materially from any future results expressed or implied in such forward-looking statements and are preliminary in nature only, and are subject to confirmation and audit by the corporation’s auditors. Consequently, the forward-looking statements should not be regarded as representations or warranties by the corporation that such matters will be realized. The corporation disclaims any intent or obligation to update or alter any of the forward-looking statements, whether in response to new information, unforeseen events, changed circumstances or otherwise.